Registration No. 333-101110
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	91-0515058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

2002 Nonemployee Director Stock Incentive Plan
(Full title of the plan)

Ann Munson Steines
1700 Seventh Avenue, 15th Floor Seattle, Washington 98101
(Name and address of agent for service)

206-628-2111
(Telephone number, including area code, of agent for service)

Copies to: Brian B. DeFoe William W. Lin Lane Powell PC 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101-2338
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

PART I

EXPLANATORY NOTE
On May 23, 2019 (the “Approval Date”), the shareholders of Nordstrom, Inc. (“Nordstrom”) voted to approve the Nordstrom, Inc. 2019 Equity Incentive Plan. Effective as of the Approval Date, the 2002 Nonemployee Director Stock Incentive Plan (the “2002 Plan”), as amended, terminated in its entirety and all shares within the plan were canceled and no longer available for issuance as awards; provided that all outstanding awards under the 2002 Plan as of the Approval Date remain outstanding and shall be administered and settled in accordance with the provisions of the 2002 Plan.
Accordingly, Nordstrom is filing this Post-Effective Amendment No. 1 with respect to the Registration Statement on Form S-8 (Registration No. 333-101110) filed by Nordstrom with the Securities and Exchange Commission on November 8, 2002 (the “Registration Statement”) to deregister 209,768 Common Shares under the 2002 Plan.
Nordstrom is acting pursuant to the power conferred on it to reduce the amount of securities registered by the Registration Statement under Rule 478 of the Securities Act of 1933, as amended, and in accordance with its undertaking set forth in Part II, Item 9 of the Registration Statement.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

24.1	Power of Attorney

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, State of Washington, on September 4, 2019.

NORDSTROM, INC.

/s/ Ann Munson Steines
Ann Munson Steines
Executive Vice President,
General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons on September 4, 2019.

Principal Financial Officer:		Principal Executive Officer:

/s/	Anne L. Bramman	/s/	Erik B. Nordstrom
	Anne L. Bramman		Erik B. Nordstrom
	Chief Financial Officer		Co-President

Principal Accounting Officer:

/s/	Kelley K. Hall
Kelley K. Hall
Chief Accounting Officer and Treasurer

Directors:

/s/*		/s/*
	Shellye L. Archambeau		Stacy Brown-Philpot
	Director		Director

/s/*		/s/*
	Tanya L. Domier		Kirsten A. Green
	Director		Director

/s/*		/s/	Erik B. Nordstrom
	Glenda G. McNeal		Erik B. Nordstrom
	Director		Director

/s/	Peter E. Nordstrom	/s/*
	Peter E. Nordstrom		Brad D. Smith
	Director		Chairman of the Board of Directors

/s/*		/s/*
	Gordon A. Smith		Bradley D. Tilden
	Director		Director

/s/*
B. Kevin Turner
Director

*The undersigned, by signing her name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

/s/ Ann Munson Steines
Ann Munson Steines
Attorney-in-Fact

Date:	September 4, 2019